FRI98-1

Fingerhut Receivables, Inc.		Fingerhut Master Trust			Monthly Report
Securityholder's Statement		Series 1998-1			Oct-2001
	Class A	Class B	CTO	Class D	Total
(i) Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
(ii) Security Principal Distributed	22,500,000.00	0.00	0.00		22,500,000.00
(iii) Security Interest Distributed	113,812.50	268,037.87	175,697.06		557,547.43

Security Principal Distributed per $1,000	66.6666667	0.0000000	0.0000000
Security Interest Distributed per $1,000	0.3372222	5.2416667	2.8631944
(iv) Principal Collections	13,646,062.28	2,067,570.49	2,481,116.94	2,481,116.94	20,675,866.65
(v) Finance Collections	207,658.78	1,529,977.51	1,835,996.94	1,835,996.94	5,409,630.17
Recoveries	0.00	110,200.28	132,242.05	132,242.05	374,684.38
Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
Total Finance Collections	207,658.78	1,640,177.79	1,968,238.99	1,968,238.99	5,784,314.55
Total Collections	13,853,721.06	3,707,748.28	4,449,355.93	4,449,355.93	26,460,181.20
(vi) Total Receivables in Trust					1,437,982,475.22
Aggregate Amount of Principal Receivables					1,201,710,648.91
Invested Amount (End of Month) (1)	22,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	196,364,000.00
Floating Allocation Percentage	1.8723309%	4.2552673%	5.1063873%	5.1063873%	16.3403728%
Fixed/Floating Allocation Percentage	28.0849637%	4.2552673%	5.1063873%	5.1063873%	42.5530056%
Invested Amount (Beginning of Month)	45,000,000.00	51,136,000.00	61,364,000.00	61,364,000.00	218,864,000.00
Average Daily Invested Amount					203,596,142.86
(vii) Receivable Delinquencies
Current				79.32%	1,132,608,648.47
30 Days to 59 Days				5.81%	83,001,681.43
60 Days to 89 Days				3.84%	54,845,568.21
90 Days and Over				11.03%	157,486,929.01
Total Receivables				100.00%	1,427,942,827.12
(viii) Aggregate Investor Default Amount					4,091,691.49
As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					26.20%
(ix) Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x) Servicing Fee	34,520.55	78,455.23	94,147.51	94,147.51	301,270.80

(xii) Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000
(xiii) Excess Funding Account Balance					0.00
(xiv) CTO Trigger Event Occurrence					None
CTO Reserve Amount					N/A
(xv) Number of New Accounts Added to the Trust					52,611
(xvi) Revolving Receivables Reserve Account Balance					$ 4,375,700.00
(xvii) Defeasance Funding Account Balance					0.00
Average Net Portfolio Yield					10.84%
Minimum Base Rate					6.59%

(1) The Class A Invested Amount (End of Month) of $22,500,000.00 reflects the balance owed to the Class A Securityholders as of 11/2/01, the last day of Fingerhut's fiscal month of October. The Class A Invested Amount will be zero on 11/15/01, when final payment is distributed.

Last Updated on 11/15/01
By HO0DMW